Exhibit 99.1

For Immediate Release
Contact:	Greg Hudgison External Communications Manager (706) 644-0528

Synovus Financial Corp. Implements One-for-Seven Reverse Stock Split

Columbus, Georgia, May 16, 2014 – Synovus Financial Corp. (NYSE: SNV) announced today that the previously announced one-for-seven reverse stock split of Synovus’ common stock, par value $1.00 per share, became effective at 4:15 p.m. EDT on May 16, 2014.

Synovus’ common stock will begin trading on a split adjusted basis on the New York Stock Exchange (NYSE) at the opening of trading on May 19, 2014. Synovus’ common stock will continue trading under the trading symbol “SNV,” but will trade under a new CUSIP number and a new ISIN number.

Synovus shareholders will receive one new share of Synovus common stock for every seven shares of Synovus common stock they held at the effective time of the reverse stock split. Synovus shareholders will receive the notices, forms, and instructions regarding the exchange of their pre-split shares for post-split shares from Synovus’ transfer agent, American Stock Transfer & Trust Company, LLC, who is acting as the exchange agent for the reverse stock split, or such shareholder’s bank, broker, or other nominee if such shares are held in “street name.”

Additional Information for Shareholders

Fractional Shares

Synovus will not issue fractional shares of its common stock as a result of the reverse stock split. Instead, Synovus’ transfer agent will aggregate all fractional shares resulting from the reverse stock split into whole shares and arrange for them to be sold on the open market at prevailing prices. In lieu of fractional shares, shareholders will receive a cash payment equal to their allocable share of the total proceeds of these sales. Shareholders will not be entitled to receive interest for the period of time between the effective date of the reverse stock split and the date they receive their cash payment in lieu of fractional shares.

Exchange of Common Stock Certificates

Shareholders with certificated shares are required to exchange their stock certificates for the appropriate number of shares of Synovus common stock resulting from the reverse stock split. Synovus’ transfer agent will manage the exchange of stock certificates and will distribute to such shareholders a letter of transmittal providing instructions for the exchange of their old stock certificates. Shareholders should not send in their old stock certificates until they receive a letter of transmittal from Synovus’ transfer agent.

Shareholders with book-entry shares or that hold their shares in “street name” through a bank, broker, or other nominee will not need to take any action to exchange their pre-split shares for post-split shares.

Treatment of Stock Options and Restricted Stock Units

The number of shares of common stock into which Synovus’ outstanding stock options and restricted stock units, as well as the options’ relevant exercise price per share, will be proportionally adjusted to reflect the reverse stock split. The number of shares authorized for issuance under Synovus’ equity incentive plans will also be proportionally reduced to reflect the reverse stock split.

Proportional Reduction in Authorized Shares

Concurrently with the effectiveness of the reverse stock split, the number of Synovus’ authorized shares of common stock was proportionally reduced from 2.4 billion shares to approximately 342.9 million shares.

About Synovus

Synovus Financial Corp. is a financial services company based in Columbus, Georgia with approximately $26 billion in assets. Synovus provides commercial and retail banking, investment, and mortgage services to customers through 28 locally branded divisions, 274 branches, and 358 ATMs in Georgia, Alabama, South Carolina, Florida, and Tennessee. See Synovus on the web at synovus.com.

Forward-Looking Statements

This press release and certain of our other filings with the Securities and Exchange Commission contain statements that constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. You can identify these forward-looking statements through Synovus’ use of words such as “believes,” “intends,” “anticipates,” “expects,” “may,” “will,” “assumes,” “should,” “predicts,” “could,” “would,” “intends,” “targets,” “estimates,” “projects,” “plans,” “potential” and other similar words and expressions of the future or otherwise regarding the outlook for Synovus’ future business and financial performance and/or the performance of the commercial banking industry and economy in general. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties, which may cause the actual results, performance or achievements of Synovus to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, Synovus’ management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-

looking statements in this press release. Many of these factors are beyond Synovus’ ability to control or predict.

These forward-looking statements are based upon information presently known to Synovus’ management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and other factors set forth in Synovus’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2013 under the captions “Forward-Looking Statements” and “Risk Factors” and in Synovus’ quarterly reports on Form 10-Q and current reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as otherwise may be required by law.